UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    February 19, 2021
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Class B Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Bonus Awards and Restricted Stocks Unit Awards Granted Under 2017 Incentive Plan

On February 19, 2021, the Registrant’s Board of Directors approved the grant of 2021 Performance Bonus Awards under the Registrant’s 2017 Incentive Plan to certain of the Registrant’s executives, including certain of the Registrant’s named executive officers (as defined by S-K Item 402(a)(3)). In addition, as part of each recipient’s long-term performance incentive, the Board of Directors also approved the grant of share-settled Restricted Stock Unit awards under the 2017 Incentive Plan. As in past years, each recipient was granted both an Annual Performance Bonus Award and a Multi-Year Performance Bonus Award, pursuant to separate award agreements. However, for 2021 a new award agreement has been prepared and approved to reflect that half of the recipient’s long-term incentive is being denominated and settled in restricted stock. Previously, the entire long-term incentive was denominated and settled in performance shares.

Annual Performance Bonus Award

For the Annual Performance Bonus Award, each recipient is provided the opportunity to earn a short-term bonus to be paid in cash. Each recipient, including the named executive officers specified below, was granted a Target Cash Amount. Each award entitles the recipient to receive an amount equal to from 0% to 200% of such target amounts, based upon the extent to which he or she attains certain performance goals during 2021. Success in achieving such goals will be determined during early 2022 by the Compensation Committee (or, if required, by a Performance Committee of “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations)). Once such determination is made, the bonuses shall be paid in their entirety in March 2022.

A copy of the Form of the Annual Performance Bonus Agreement used for such awards is being filed with this report as Exhibit 10(n)(vi), and is incorporated by reference herein.

The target amounts for the named executive officers’ granted Annual Performance Bonus Awards are as follows:

Named Executive Officer	Target Cash Amount

A. William Higgins	$ 925,000
Stephen Nolan	$ 381,500
Daniel A. Halftermeyer	$ 273,060
Greg Harwell	$ 343,000
Alice McCarvill	$ 183,964

Performance goals for the award recipients, including the named executive officers, consist of one or more of the following: adjusted EBITDA, safety-related, by reference to total recorded incident rates, compliance-related, by reference to internal and external audit findings, or lack thereof, and remediation, or other personal metrics tied to the recipient’s specific job function. The foregoing might be, depending on the individual recipient, company-wide in scope or limited to specific business segment or areas of responsibility.

Multi-Year Performance Bonus Award

For the Multi-Year Performance Bonus Award, each recipient is provided the opportunity to earn a Share Bonus to be paid in shares of the Registrant’s Class A Common Stock. Each recipient, including the named executive officers, was granted a Target Share Amount. Each award entitles the recipient to receive an amount equal to from 0% to 200% of such target amounts, based upon the extent to which he or she attains certain performance goals during the three-year period beginning January 1, 2021 and ending December 31, 2023. Success in achieving such goals will be determined during early 2024 by the Compensation Committee (or, if required, by a Performance Committee of “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations)). Once such determination is made, the bonuses shall be paid in their entirety in March 2024.

A copy of the Form of the Multi-Year Performance Bonus Agreement used for such awards is being filed with this report as Exhibit 10(m)(xix), and is incorporated by reference herein.

The target amounts for the named executive officers’ granted Multi-Year Performance Bonus Awards were as follows:

Named Executive Officer	Target Share Amount

A. William Higgin	12,531 shares
Stephen Nolan	4,951 shares
Daniel A. Halftermeyer	2,682 shares
Greg Harwell	3,684 shares
Alice McCarvill	1,729 shares

Performance goals for the award recipients, including the named executive officers, consist of one or more of the following: adjusted EBITDA, safety-related, by reference to total recorded incident rates, compliance-related, by reference to internal and external audit findings, or lack thereof, and remediation, or other personal metrics tied to the recipient’s specific job function. The foregoing might be, depending on the individual recipient, company-wide in scope or limited to specific business segment or areas of responsibility.

Restricted Stock Unit Award Agreement

For the Restricted Stock Unit Awards, each recipient is granted a specific number of restricted stock units (RSUs). Upon vesting, the recipient is issued one share of the Company’s Class A Common Stock for each RSU vesting. There is no exercise price. Cash dividends due not accrue to unvested RSUs. These RSU awards vest (and are immediately settled in shares) as to one-third of the awarded units on each of the vesting dates, but only if the holder is then employed by the Registrant or a subsidiary, or upon termination following a change of control as defined in the award agreement. In the event of termination of employment, all unvested RSUs terminate without payment, except that, in the case of death, disability, or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination. The vesting dates are as follows: March 1, 2022, March 1, 2023 and March 1, 2024.

A copy of the Form of the Restricted Stock Unit Award Agreement used for such awards is being filed with this report as Exhibit 10(l)(xv) and is incorporated by reference herein.

The number of restricted stock unit granted to each named executive officer is as follows:

Named Executive Officer	Units Granted

A. William Higgin	12,531 units
Stephen Nolan	4,951 units
Daniel A. Halftermeyer	2,682 units
Greg Harwell	3,684 units
Alice McCarvill	1,729 units
I

Severance agreement between the Company and key executives

On February 19, 2021, the Registrant entered into a Severance Agreement (the “Severance Agreement”) with Greg Harwell, its President, Albany Engineered Composites, and a named executive officer (the “Counterparty”). The entering into the Severance Agreement at that time was intended to correct an oversight at the time of the Counterparty’s hiring, and is similar to the severance agreements the Registrant entered into with various corporate officers or key executives including other named executive officers, but excluding its principal executive officer, as of January 1, 2016, or subsequently upon hiring). The material terms of the Severance Agreement provides that in the event the Counterparty’s employment is terminated by the Registrant at any time before the expiration of the Severance Agreement for any reason other than Cause, or if the Counterparty’s employment is terminated by the Counterparty for Good Cause (as those terms are defined in the Severance Agreement, and in either case, a “Qualifying Termination”), the Counterparty shall be entitled to receive his gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 24 months. In the event the Qualifying Termination occurs within 12 months of a Change in Control (as defined in the Severance Agreement) the Counterparty shall be entitled to receive his gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 36 months, although in that case some of the monthly payments would be accelerated and paid as a lump sum to comply with applicable tax laws. The Counterparty would also remain eligible for a prorated payment of any bonus earned, if any, during the year in which the Qualifying Termination occurs, and 12 months of executive outplacement services. In addition, if elected, the Company will pay the required premium to continue healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In order to receive the severance benefits, the Counterparty is obligated to execute a release in favor of the Company at the time of termination. The Counterparty is also bound to a restrictive covenant for the period during which the severance benefits are being paid. The initial term of the Severance Agreement is for a period of three years, but it will thereafter automatically renew for one-year periods unless the Company timely notifies the Counterparty of its intent not to renew. A copy of the form of Severance Agreement is attached and being filed as an exhibit to this current report on Form 8-K. The summary of its provisions is not complete, and reference is made to the exhibit for its complete terms.

A copy of the Form of the Severance Agreement is being filed with this report as Exhibit 10(l)(viii) and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:

10(n)(vi)	Form of 2021 Annual Performance Bonus Agreement
10(m)(xix)	Form of 2021 Multi-year Performance Bonus Agreement
10(l)(xv)	Form of 2021 Restricted Stock Unit Award Agreement
10(l)(viii)	Form of Severance Agreement

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Stephen M. Nolan

Name:	Stephen M. Nolan
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)
Date: February 25, 2021

EXHIBIT INDEX

Exhibit No.	Description
10(n)(vi)	Form of 2021 Annual Performance Bonus Agreement
10(m)(xix)	Form of 2021 Multi-year Performance Bonus Agreement
10(l)(xv)	Form of 2021 Restricted Stock Unit Award Agreement
10(l)(viii)	Form of Severance Agreement
104	Inline XBRL cover page.